Exhibit 10.33

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SETTLEMENT AGREEMENT

Between

Valeant Pharmaceuticals International, Inc., Dow Pharmaceutical Sciences, Inc. and Anacor Pharmaceuticals, Inc.

This Settlement Agreement (“Agreement”) is entered into effective the 27th day of October, 2013 (the “Effective Date”) by and between Valeant Pharmaceuticals International, Inc. (“Valeant”), Dow Pharmaceutical Sciences, Inc. (“Dow”) and Anacor Pharmaceuticals, Inc. (“Anacor”).  Valeant, Dow and Anacor are sometimes referred to individually as “Party” or collectively as the “Parties.”

Recitals

A.                                    The parties are currently conducting two pending Arbitrations (i) JAMS Arbitration No. [ * ] between Valeant, Dow and Anacor and pending in San Francisco [ * ] (the “Dow Arbitration”); and (ii) JAMS Arbitration No. [ * ] in San Jose and pending between Anacor and Medicis Pharmaceutical Corporation, a wholly owned subsidiary of Valeant (the “Medicis Arbitration”);

B.                                    Valeant and Anacor are currently litigating a suit by Valeant in Delaware Chancery Court (Medicis Pharmaceutical Corporation vs. Anacor Pharmaceuticals, Inc., Civil Action No. 8095-VCP filed December 11, 2012) (the “Medicis Lawsuit”);

C.                                    Anacor, Dow and Valeant have other existing and potential disputes regarding [ * ]; and

D.                                    The parties desire to resolve all of their present disputes, known or unknown, in an amicable fashion and limit the potential for future disputes.

NOW, THEREFORE, in consideration of the mutual promises, representations, terms and conditions hereinafter set forth, the Parties agree as follows:

1.                                      Payment

1.1                               Valeant will pay Anacor the sum of one-hundred forty two million five-hundred thousand dollars ($142,500,000.00).

1.2                               The payment specified in paragraph 1.1 above will be made by wire transfer to Anacor by no later than 11:59 pm on November 8, 2013 to the following account:

[ * ]

1.3.                            Anacor acknowledges that the compensation of paragraph 1.1 above is payment-in-full of all claims, known or unknown that Anacor has against Valeant as of the Effective Date (including without limitation any claim for fees or other costs and expenses associated with the Dow Arbitration, the Medicis Arbitration and the Medicis Litigation).  The Parties acknowledge that the receipt of the compensation by Anacor is a condition to the effectiveness of this Agreement.

2.                                      Withdrawal of Claims

2.1                               On October 28, 2013, not later than 10 am PDT, in response to[ * ] statement in [ * ] Interim Final Award in the Dow Arbitration that [ * ] requesting that [ * ] modify [ * ] order by agreeing not to allow it to become final and to vacate it upon notice from the Parties of payment having been made by Valeant pursuant to the binding settlement executed on this date, and requesting that [ * ] schedule a telephone hearing that day or as soon as practicable thereafter to discuss such joint request.

2.2                               Within [ * ] business days of receipt of the payment specified in paragraph 1.1 above, (1) the Parties will provide the notice of payment to [ * ] as provided in Section 2.1, and (2) Anacor will withdraw, dismiss and conclude the Dow Arbitration and the Medicis Arbitration, each with prejudice under JAMS Rule 13.

2.3                               Within [ * ] business days of making the payment specified in paragraph 1.1 above, Valeant will withdraw, dismiss and conclude the Medicis Lawsuit with prejudice.

3.                                      Agreement Not to Pursue Certain Litigations, Arbitrations and Administrative Proceedings

3.1                               Anacor will not file any lawsuit, or pursue any arbitration or other dispute resolution process, alleging [ * ]. Without limiting the foregoing, Anacor will not allege [ * ].

3.2                               Anacor will not file a lawsuit in any Federal or State Court, or pursue proceedings in any other forum, including the United States Patent and Trademark Office, or assist any third party in an action, in each case that would [ * ].  Alternatively, at Valeant’s request, Anacor will agree to [ * ], and take other reasonable steps as determined necessary by Valeant (at Valeant’s expense) to appropriately [ * ].  If Anacor grants a license pursuant to this section 3.2, Anacor shall [ * ].

3.3                               Anacor will not file a lawsuit in any Federal or State Court, or pursue proceedings in any other forum, including the United States Patent and Trademark Office, or assist any third party in an action, in each case that would seek to make Anacor [ * ] Valeant’s [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.                                      License

4.1                               Anacor hereby grants Valeant a paid up, irrevocable, non-exclusive, worldwide license to (a) [ * ] and [ * ], including all continuations, continuations-in-part, reexaminations, reissues, and divisionals of such patents and applications, and (b) [ * ], in each case that contain or may in the future contain claims covering [ * ], and including all foreign counterparts and all extensions thereof and supplemental protection certificates thereon.  These applications include, but are not limited to, [ * ].  The license will extend for the life of all licensed patents.

4.2                               The license of paragraph 4.1 is limited solely to the right to research, develop, make, have made, use, sell, have sold, distribute, have distributed, offer for sale, import, or have imported Efinaconazole.  For the purposes of this Agreement, including but not limited to paragraphs 3 and 4, [ * ] shall mean only those products using [ * ] and which [ * ], and shall include any [ * ].

4.3                               The license of paragraph 4.1 is not assignable or sub-licensable, except upon (i) the express, written agreement of Anacor (not to be unreasonably withheld, delayed or conditioned, including without limitation any condition requiring a payment); (2) on a country-by-country or worldwide basis, the sale or other transfer of one or more of the rights to [ * ], or (3) to an Affiliate of Valeant, where “Affiliate” means, with respect to either Valeant or Anacor, any other entity, directly or indirectly controlling, controlled by or under common control with a Party and, for purposes of this Section 4.3 only, “control” means (i) direct or indirect beneficial ownership of fifty percent (50%) or more (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting stock or shares entitled to vote on or direct the affairs of such entity, or (ii) the possession, directly or indirectly, of the right or power to direct or cause the direction of the policies or management of such entity, whether by ownership of stock, by contract or otherwise.

5.                                      Termination of the Medicis Agreement

Valeant and Anacor agree that the agreement between Medicis Pharmaceutical Corporation (“Medicis) and Anacor (the “Research and Development Option and License Agreement,” dated February 9, 2011) will be terminated pursuant to Sections 12.3 and 12.6.2, Unilateral Termination by Medicis, effective on the Effective Date of this Agreement.  Valeant and Anacor agree the termination will, among other things, have the effect of terminating all of Medicis’ license rights to Anacor compounds and intellectual property under the Research and Development Option and License Agreement, and will terminate the exclusivity obligations of Anacor and Medicis under such agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.                                      Mutual Release

The Parties hereby mutually release all claims, existing or potential, that they have or may have as of the Effective Date, whether known or unknown, including all claims between Anacor (including any organization controlled by Anacor) and Valeant, Dow and Medicis (including any subsidiary or organization controlled by Valeant, Dow or Medicis) (collectively, the “Released Claims”).With respect to the Released Claims, the Parties stipulate and agree that they shall expressly waive, relinquish and release any and all provisions, rights and benefits conferred by or under California Civil Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Parties to completely, fully, finally, and forever extinguish any and all Released Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.  The Parties acknowledge that the inclusion of “unknown” claims in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each of the Parties in entering into this Agreement.

7.                                      Confidentiality

7.1                               The Parties agree that information relating to the Dow Arbitration, Medicis Arbitration and Medicis Lawsuit shall be kept confidential and not disclosed to any person or entity, including but not limited to [ * ], except to the extent the information is already known to such individuals or has been disclosed to the public.  Nothing in this paragraph shall prevent any Party from disclosing facts in the public domain regarding the Dow Arbitration, the Medicis Arbitration or the Medicis Lawsuit or that are required to be disclosed by law, including, but not limited to, the United States Securities Laws.

7.2                               In addition to the obligation set forth in Section 7.1 hereof, the Parties will comply with the confidentiality obligations set forth in Section 12.6.5 of the Research and Development Option and License Agreement.

7.3                               Except as permitted in Section 7.1, neither Party shall make any further public statements regarding this settlement or the Dow Arbitration, Medicis Arbitration or Medicis Lawsuit other than in accordance with the information in the press releases attached hereto as Attachment B (Anacor’s Press Release) and Attachment C (Valeant’s Press Release).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.                                      Choice of Law

The Parties agree that this Agreement shall be governed by the laws of the State of California, including the California substantive and procedural law, and the California choice of law requirements.

9.                                      Dispute Resolution

The Parties agree that no Party will file any lawsuit or seek any relief in any forum relating to this Agreement without first taking the steps described below:

(i)                                     A Party believing it has a claim based upon this Agreement will give Notice in writing to the persons specified in paragraph 10 below.  The notice shall describe the nature of the claim or dispute and shall request an in-person discussion of the issue.

(ii)                                  A Party receiving the notice specified in 9(i) above shall meet in-person with the Party giving notice within two weeks of receiving the notice.  The meeting shall be at a mutually agreed upon location.  If no agreement is reached, the meeting shall be in San Francisco, California.

(iii)                               No Party shall file any lawsuit or seek any relief in any forum relating to this Agreement until after the expiration of the 30th day after conduct of the meeting of paragraph 9(ii) above.

10.                               Notice

Any notice required or permitted to be given by this Agreement must be in writing and will be conclusively deemed to have been received by its recipient on the business day it is personally delivered, or delivered by a recognized overnight delivery service at the following address (or at such other address as such Party specifies to the other Party in writing).  If sent by facsimile or email, such notice will conclusively be deemed to have been received on the date of written acknowledgement of receipt by the receiving Party.  If sent by certified or registered mail postage prepaid and return receipt requested, provided there is no interruption in the postal services, such notice will conclusively be deemed to have been received on the fifth business day after mailing, addressed to such Party as such address:

If to Anacor:	Anacor Pharmaceuticals, Inc.
Attention: [ * ]
1020 East Meadow Circle
Palo Alto, CA 94303
Tel: [ * ]
Fax: [ * ]
Email: [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

If to Valeant or Dow:	Valeant Pharmaceuticals International, Inc.
Attention: [ * ]
700 US Highway 202/206
Bridgewater, NJ 08807-1704
Fax: [ * ]
Email: [ * ]

11.                               Entire Agreement

This Agreement and any accompanying schedules, attachments or exhibits constitute the full, complete, final and integrated agreement between the Parties with respect to the subject matter hereof, and no representations, warranties, or inducements have been made to any Party concerning this Agreement other than the representations, warranties, and covenants contained and memorialized in this Agreement and any accompanying schedules, attachments or exhibits, which replace any prior oral or written agreements, proposals or communications. This Agreement may be amended only by mutual written consent.  No waiver of any of the provisions hereof shall be binding unless in writing and signed by the Party against whom it is sought to be enforced, and the waiver by either Party of a provision or of a particular breach by the other of any obligation, or the failure of either Party at any particular time to exercise any of its rights herein provided, shall not be deemed to constitute a waiver of any other provision or subsequent breach or to prejudice the exercise in future of any right.  Each Party shall bear its own costs and attorneys’ fees incurred in the Dow Arbitration, Medicis Arbitration, and Medicis Lawsuit or in connection with this Agreement.

12.                               Severability

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

13.                               Assignment

The rights and liabilities of the Parties will bind and inure to the benefit of their respective successors, executors, administrators, and permitted assigns. Except as set forth in Section 4.3, neither Party may assign or delegate or otherwise transfer (including by merger, acquisition, sale or purchase of stock or assets, operation of law or otherwise) its rights or obligations under this Agreement in whole or in part, without the prior written consent of the other Party, except that a Party may, without such consent, assign this Agreement and the rights, obligations and interests of such Party hereunder, in whole or in part, (a) to any Affiliate, (b) to any purchaser of all or substantially all of its assets, or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation, or (c) as a pledge or grant of a security interest in its rights hereunder to any lender or group of lenders, or an agent

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

for such lender or group of lenders under such Party’s credit facilities or other financing arrangements.

14.          Neutral Construction

This Agreement shall be interpreted neutrally and no construction against the drafter shall be permitted.

15.          Advice of Counsel

The Parties represent and agree that the terms of the Agreement were negotiated at arm’s length and in good faith by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and sufficient discovery and after consultation with experienced legal counsel.

16.          Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  A facsimile or electronic transmission (including .pdf) of the signed Agreement will be legal and binding on both Parties.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Anacor Pharmaceuticals, Inc.

By	/s/ Geoffrey Parker
Printed Name	Geoffrey Parker
Title	SVP & CFO
Date	October 27, 2013

Valeant Pharmaceuticals International, Inc.

By	/s/ Robert R. Chai-Onn
Printed Name	Robert R. Chai-Onn
Title	Executive Vice President, General Counsel, Corporate Secretary and Corporate Business Development
Date	October 27, 2013

Dow Pharmaceutical Sciences, Inc.

By	/s/ Robert R. Chai-Onn
Printed Name	Robert R. Chai-Onn
Title	Executive Vice President, General Counsel, Corporate Secretary
Date	October 27, 2013

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT A

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
	525 UNIVERSITY AVENUE	FIRM/AFFILIATE
	PALO ALTO, CALIFORNIA 94301	OFFICES

BOSTON
CHICAGO
	TEL: (650) 470-4500	HOUSTON
	FAX: (650) 470-4570	LOS ANGELES
	www.skadden.com	NEW YORK
DIRECT DIAL		WASHINGTON, D.C.
(650) 470-4550		WILMINGTON
DIRECT FAX
(650) 798-6586		BEIJING
EMAIL ADDRESS		BRUSSELS
Raoul.Kennedy@SKADDEN.COM		FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
	CONFIDENTIAL	SÃO PAULO
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO
VIENNA
[ * ]

By Case Anywhere And Overnight Mail [ * ] JAMS 2 Embarcadero Center, Suite 1500 San Francisco, CA 94111

RE:                 Anacor Pharmaceuticals, Inc. v. Valeant Pharmaceuticals International, Inc., Ref. No. [ * ]

Dear [ * ]:

The Arbitrator’s Interim Final Award states:[ * ]

The parties further jointly request that the Arbitrator schedule a telephone hearing today, or as soon as practicable, to discuss this joint request.

Very truly yours,

[ * ]

[ * ]  = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT B

ANACOR PHARMACEUTICALS ANNOUNCES SETTLEMENT AGREEMENT WITH VALEANT PHARMACEUTICALS

Valeant to Pay Anacor $142.5 Million to Settle Disputes Related to Dow Pharmaceutical Sciences and Medicis Pharmaceutical Corporation

Palo Alto, CA — October 28, 2013 — Anacor Pharmaceuticals (NASDAQ:ANAC) today announced that it has entered into a settlement agreement with Valeant Pharmaceuticals International, Inc. (Valeant) related to all outstanding litigation, including its arbitration with Valeant, successor in interest to Dow Pharmaceutical Sciences, Inc. (DPS) and its ongoing dispute with Medicis Pharmaceutical Corporation (Medicis).

On October 17, 2013, Anacor announced that the arbitrator appointed to resolve its dispute with Valeant related to DPS issued an Interim Final Award in favor of Anacor, awarding Anacor $100 million in damages as well as all costs of the arbitration and reasonable attorney’s fees.  On October 27, 2013, Anacor and Valeant agreed that Valeant would pay Anacor $142.5 million to settle all existing and future claims as well as the damages awarded in that arbitration as well as resolve its dispute with Medicis and all other disputes between Anacor, Valeant and DPS related to Anacor’s intellectual property, confidential information and contractual rights.  Valeant has agreed to make payment to Anacor no later than November 8, 2013.

Background on the Arbitration with DPS

On October 24, 2012, Anacor provided notice to Valeant seeking to commence arbitration with JAMS of a breach of contract dispute under a master services agreement dated March 26, 2004 between Anacor and DPS.  This agreement related to certain development services provided by DPS in connection with Anacor’s efforts to develop its topical antifungal product candidate for the treatment of onychomycosis.  Anacor’s assertions included breach of contract, breach of implied covenant of good faith and fair dealing, misappropriation of trade secrets and unfair competition.

Background on Dispute with Medicis

On November 28, 2012, Anacor filed an arbitration demand with JAMS alleging breach of contract by Medicis under the February 9, 2011 research and development agreement between Medicis and Anacor seeking damages in the form of payment for the achievement of certain preclinical milestones under that agreement.  On December 11, 2012, Medicis filed a complaint for breach of the Medicis Agreement and a motion for preliminary injunction in the Delaware Court of Chancery seeking to enjoin Anacor from prosecuting its claims through arbitration.  On January 16, 2013, Anacor filed a motion requesting that the Delaware Court of Chancery dismiss the Medicis suit and send the dispute back to arbitration.  On August 13, 2013, the Delaware Court of Chancery dismissed Anacor’s motion and ruled that it had jurisdiction over the dispute.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

About Anacor Pharmaceuticals

Anacor is a biopharmaceutical company focused on discovering, developing and commercializing novel small-molecule therapeutics derived from its boron chemistry platform.  Anacor has discovered eight compounds that are currently in development.  Its two lead product candidates are topically administered dermatologic compounds — tavaborole, an antifungal for the treatment of onychomycosis, and AN2728, an anti-inflammatory PDE-4 inhibitor for the treatment of atopic dermatitis and psoriasis.  In addition to its two lead programs, Anacor has discovered three other wholly-owned clinical product candidates — AN2718 and AN2898, which are backup compounds to tavaborole and AN2728, respectively, and AN3365, an antibiotic for the treatment of infections caused by Gram-negative bacteria.  Anacor has also discovered three other compounds that have been out-licensed for further development — one is licensed to Eli Lilly and Company for the treatment of an animal health indication, the second compound, AN5568, also referred to as SCYX-7158, is licensed to Drugs for Neglected Diseases initiative, or DNDi, for human African trypanosomiasis (HAT, or sleeping sickness), and the third compound is licensed to GlaxoSmithKline for development in tuberculosis.  Anacor also has a pipeline of other internally discovered topical and systemic boron-based compounds in development.  For more information, visit http://www.anacor.com.

Forward-Looking Statements

[TO BE UPDATED]

Contact:
DeDe Sheel

Director, Investor Relations and Corporate Communications

650.543.7575

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ATTACHMENT C

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8
Phone: 514.744.6792
Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS ANNOUNCES SETTLEMENT

AGREEMENT WITH ANACOR

Laval, Quebec — October 28, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) announced today that it has entered into a settlement agreement with Anacor Pharmaceuticals to resolve all outstanding disputes between them, including the previously disclosed disputes involving Anacor and Valeant’s subsidiaries, Dow Pharmaceutical Sciences, Inc. (Dow) and Medicis Pharmaceutical Corporation.

Anacor and Valeant agreed that Valeant would pay Anacor $142.5 million to settle all existing and future claims related to Anacor’s intellectual property, confidential information and contractual rights, and the payment includes the previously announced interim final award of damages and legal fees related to Anacor’s contractual dispute with Dow. Valeant has agreed to make payment to Anacor no later than November 8, 2013.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE and TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology, and branded generics.  More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the settlement with Anacor. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions.  These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, but are not limited to, the uncertainty associated with the settlement and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements speak only as of the date hereof.  Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

###

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.